UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

11.25% Priority Guarantee Notes due 2021

On February 7, 2017 (the “Settlement Date”), iHeartCommunications, Inc., a Texas corporation (“iHeartCommunications”), consummated the settlement of its private offer (the “Exchange Offer”) to eligible holders of iHeartCommunications’ outstanding 10.0% Senior Notes due 2018 (the “Outstanding Notes”) to exchange Outstanding Notes for newly-issued 11.25% Priority Guarantee Notes due 2021 (the “New Notes”). The Exchange Offer expired at midnight, New York City time, on February 3, 2017 (the “Expiration Time”).

At the Expiration Time, approximately $737.9 million in aggregate principal amount (or approximately 86.8%) of Outstanding Notes, including approximately $503.0 million aggregate principal amount of Outstanding Notes held by subsidiaries of iHeartCommunications, had been validly tendered and not withdrawn in the Exchange Offer. On the Settlement Date, iHeartCommunications issued approximately $476.4 million in aggregate principal amount of New Notes. All Outstanding Notes held by unaffiliated parties that were validly tendered in the Exchange Offer were accepted for exchange. Outstanding Notes held by subsidiaries of iHeartCommunications that were validly tendered in the Exchange Offer were prorated so that iHeartCommunications would not exceed its current secured debt capacity under the indentures governing its existing indebtedness. Accordingly, the subsidiaries of iHeartCommunications received approximately $241.4 million in aggregate principal amount of New Notes.

Participating holders were also eligible to receive, with respect to their Outstanding Notes accepted for exchange, accrued and unpaid interest, in cash, from the last applicable interest payment date up to, but not including, the Settlement Date.

Immediately following the Settlement Date, approximately $373.6 million aggregate principal amount of Outstanding Notes remained outstanding.

The New Notes were offered in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes and the related guarantees have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Second Supplemental Indenture

The New Notes were issued as “additional notes” pursuant to a Second Supplemental Indenture, dated as of February 7, 2017 (the “Second Supplemental Indenture”), among iHeartCommunications, iHeartMedia Capital I, LLC, as guarantor, the subsidiary guarantors party thereto (collectively with iHeartMedia Capital I, LLC, the “Guarantors”), and UMB Bank, National Association, as trustee. The Second Supplemental Indenture supplements the indenture, dated as of February 28, 2013, among iHeartCommunications, iHeartMedia Capital I, LLC, the subsidiary guarantors party thereto, U.S. Bank National Association, as predecessor trustee, paying agent, authentication agent, registrar and transfer agent, and Deutsche Bank Trust Company Americas, as collateral agent (as supplemented or amended, the “Indenture”). UMB Bank, National Association replaced U.S. Bank National Association as trustee, paying agent, authentication agent, registrar and transfer agent under the Indenture effective on January 19, 2017.

iHeartCommunications previously issued $575.0 million aggregate principal amount of 11.25% Priority Guarantee Notes due 2021 (the “Existing Notes”) under the Indenture. The New Notes will be treated as a single class with the Existing Notes for all purposes under the Indenture and will have the same terms as the Existing Notes. However, the New Notes will not trade fungibly with the Existing Notes.

iHeartCommunications’ Existing Notes and the New Notes (collectively, the “11.25% Priority Guarantee Notes”) mature on March 1, 2021 and bear interest at a rate of 11.25% per annum. Interest is payable semi-annually in arrears on March 1 and September 1 of each year.

The 11.25% Priority Guarantee Notes are iHeartCommunications’ and the Guarantors’ senior obligations that rank equally in right of payment with all of their existing and future indebtedness that is not by its terms expressly subordinated in right of payment to the 11.25% Priority Guarantee Notes.

The 11.25% Priority Guarantee Notes and the guarantees thereof are secured by (1) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing iHeartCommunications’ legacy notes), in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities, and existing priority guarantee notes, and (2) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder.

iHeartCommunications may redeem the 11.25% Priority Guarantee Notes, in whole or in part, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that limit iHeartCommunications’ ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; (vi) merge, consolidate or sell substantially all of iHeartCommunications’ assets; (vii) create liens on assets; and (viii) materially impair the value of the security interests taken with respect to the collateral. The Indenture also provides for customary events of default.

The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the complete text of the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On February 7, 2017, in connection with the issuance of the New Notes, iHeartCommunications, the Guarantors and Moelis & Company LLC, as dealer manager with respect to the Exchange Offer, entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require iHeartCommunications and the Guarantors to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission within 360 days after the Settlement Date, a registration statement with respect to an offer to exchange the New Notes and the guarantees thereof for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the New Notes and the guarantees thereof (except for provisions relating to transfer restrictions and payment of additional interest), (ii) use their commercially reasonable efforts to cause such registration statement to become effective within 420 days after Settlement Date, and (iii) in certain circumstances, file a shelf registration statement for the resale of the New Notes. If iHeartCommunications and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then iHeartCommunications will be required to pay additional interest to the holders of the New Notes, up to a maximum additional interest rate of 0.50% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the New Notes and the Second Supplemental Indenture is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On February 6, 2017, iHeartCommunications issued a press release announcing the expiration and results of the Exchange Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated February 7, 2017, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the subsidiary guarantors party thereto, and UMB Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated February 7, 2017, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC as guarantor, the subsidiary guarantors party thereto, and Moelis & Company LLC, as dealer manager.

99.1	Press release of iHeartCommunications, Inc. announcing the expiration of the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: February 7, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated February 7, 2017, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the subsidiary guarantors party thereto, and UMB Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated February 7, 2017, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC as guarantor, the subsidiary guarantors party thereto, and Moelis & Company LLC, as dealer manager.

99.1	Press release of iHeartCommunications, Inc. announcing the expiration of the Exchange Offer.